UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2019, InspireMD, Inc. (the “Company”) entered into an amended and restated employment agreement (the “A&R Employment Agreement”) with Dr. James Barry, Ph.D, its President and Chief Executive Officer. The A&R Employment Agreement amended, restated and superseded Dr. Barry’s prior employment agreement with the Company, including any amendments thereto.

The A&R Employment Agreement has an initial term that ends on December 31, 2020 unless earlier terminated. Under the A&R Employment Agreement, Dr. Barry is entitled to an annual base salary of $400,000. Such amount may be reduced only as part of an overall cost reduction program that affects all senior executives of the Company and does not disproportionately affect Dr. Barry, so long as such reductions do not reduce the base salary to less than 90% of the amount set forth above (or 90% of the amount to which it has been subsequently increased). The base salary will be reviewed annually by the Company’s board of directors (the “Board”) as part of the Company’s annual compensation review. Dr. Barry is also eligible to receive an annual bonus in the amount equal to 100% of his base salary upon the achievement of reasonable target objectives and performance goals, to be determined by the Board in consultation with Dr. Barry. In the event that Dr. Barry’s actual performance exceeds the goals, the Board may, in its sole discretion, pay Dr. Barry bonus compensation of more than 100% of his base salary. In each case, the annual bonus shall be payable in accordance with the Company’s annual bonus plan, and the amounts payable under the annual bonus plan shall be determined by the Board and shall be payable following such fiscal year and no later than two and one-half months after the end of such fiscal year. In addition, as provided by the A&R Employment Agreement, we agreed to pay for Dr. Barry’s accrued but unused vacation time through the calendar year 2018 on our next regular payroll date, which amount will be $32,000.

In accordance with the A&R Employment Agreement, on February 4, 2019, the Company granted Dr. Barry 2,000,000 shares of restricted stock, made pursuant to a Restricted Stock Award Agreement. The restricted stock is subject to a three-year vesting period subject to Dr. Barry’s continued service with the Company, with one-third (1/3rd) of such awards vesting on the first, second and third anniversary of the grant date. Additionally, upon achievement of certain criteria, Dr. Barry will be eligible to receive an equity bonus relating to the number of shares of the Company’s common stock equal to 5% of the Company’s shares outstanding on the date of the grant (inclusive of, rather than in addition to, the shares granted as part of the restricted stock grant made on February 4, 2019), subject to Board approval, whch shall be comprised of as close as is practicable to 50% stock options and 50% shares of restricted stock. Dr. Barry is also eligible to receive additional stock-based compensation at the sole discretion of the Board.

The A&R Employment Agreement also contains certain noncompetition, no solicitation, confidentiality, and assignment of inventions requirements for Dr. Barry.

If, during the term of the A&R Employment Agreement, Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason, or by the Company without cause, Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him (e.g., for base salary and accrued vacation): (i) the pro rata amount of any bonus for the fiscal year of such termination (assuming full achievement of all applicable goals under the bonus plan) that he would have received had his employment not been terminated; (ii) a one-time lump sum severance payment equal to $850,000, provided that he executes a release relating to employment matters and the circumstances surrounding his termination in favor of the Company, its subsidiaries and their officers, directors and related parties and agents, in a form reasonably acceptable to the Company at the time of such termination; (iii) vesting of 100% of all unvested stock options, restricted stock shares, restricted stock units, stock appreciation rights or similar stock based rights granted to Dr. Barry, and lapse of any forfeiture included in such restricted or other stock grants; (iv) an extension of the term of any outstanding stock options or stock appreciation rights for two years from the date of termination; (v) to the fullest extent permitted by the Company’s then-current benefit plans, continuation of health, dental, vision and life insurance coverage for up to 18 months unless Dr. Barry secures coverage from a new employer; and (vi) a cash payment of $25,000, which Dr. Barry may use for executive outplacement services or an education program. The payment described in (ii) above will be reduced by any payments received by Dr. Barry pursuant to any of the Company’s employee welfare benefit plans providing for payments in the event of death or disability. If Dr. Barry continues to be employed by the Company after the term of the Employment Agreement, unless otherwise agreed by the parties in writing, and Dr. Barry’s employment is terminated upon his death or disability, by Dr. Barry for good reason, or by the Company without cause, Dr. Barry will be entitled to receive, in addition to other unpaid amounts owed to him, the payments set forth in (i), (ii) and (iii) above. If the Company does not extend the term of the A&R Employment Agreement and/or Dr. Barry’s employment is not extended beyond December 31, 2020, Dr. Barry will be entitled to the payments and benefits set forth in (i)-(vi) above; however, if the Company has offered to extend the A&R Employment Agreement beyond December 31, 2020 on terms no less favorable than the terms of the A&R Employment Agreement and Dr. Barry does not agree to such extension, the one-time lump sum severance payment set forth in (ii) above shall be in the amount of $600,000.

If, during the term of the A&R Employment Agreement, the Company terminates Dr. Barry’s employment for cause or Dr. Barry terminates his employment by voluntary termination, Dr. Barry will only be entitled to unpaid and accrued amounts owed to him through the date of termination and whatever rights, if any, are available to him pursuant to the Company’s stock-based compensation plans or any award documents related to any stock-based compensation.

Dr. Barry has no specific right to terminate the A&R Employment Agreement or right to any severance payments or other benefits solely because of a change in control. However, if within 24 months following a change in control (the “Change in Control Period”), (a) Dr. Barry terminates his employment for good reason, or (b) the Company terminates his employment without cause, Dr. Barry will be entitled to the payments and benefits set forth in (i)-(vi) above. Notwithstanding the foregoing, if the Company terminates Dr. Barry’s employment with the Company prior to the date on which a change in control occurs, and it is reasonably demonstrated that Dr. Barry’s (i) employment was terminated at the request of an unaffiliated third party who has taken steps reasonably calculated to effect a change in control or (ii) termination of employment otherwise arose in connection with or in anticipation of the change in control, then the “Change in Control Period” shall mean the 24 month period beginning on the date immediately prior to the date of Dr. Barry’s termination of employment with the Company.

Item 5.08 Shareholder Director Nominations.

On February 4, 2019, the Board established March 21, 2019, as the date for the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) and set February 15, 2019 as the record date for the Annual Meeting. Due to the fact that the date of the Annual Meeting has been changed by more than 30 days from the anniversary date of the 2018 Annual Meeting of Stockholders, the Company is providing the due date for submission of any qualified stockholder proposal or qualified stockholder nominations.

In accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s amended and restated bylaws, the deadline for receipt of stockholder proposals or nominations for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 will be no later than 5:00 p.m., Eastern Time, February 19, 2019. Stockholder proposals must comply with all of the applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 under the Exchange Act and the Company’s amended and restated bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement, dated February 4, 2019, by and between InspireMD, Inc. and James J. Barry, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: February 6, 2019	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer